NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount: $100,001.00	Issue Date: January 18, 2018

PROMISSORY NOTE

FOR VALUE RECEIVED, VPR Brands, LP, a Delaware limited partnership (the “Company”), hereby promises to pay to the order of Brikor, LLC, or registered assigns (the “Holder”) on January 18, 2019 (the “Maturity Date”), the principal amount set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of Twenty Four percent (24%) per annum (the “Note”). Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day. All payments due hereunder, shall be made in lawful money of the United States of America.

1.             Transfers of Note to Comply with the 1933 Act. The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (b) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

2.                Right of Prepayment. The Company may repay any amount of the Note at any time. On each business day, the Holder may deduct one (1) ACH payment from the bank account of the Borrower (as specified on Exhibit “A” of this Note) in the amount of $500.00 per business day until such time as the Borrower has paid an amount equal to the principal and accrued interest as set forth in the Note. Each such payment shall be applied first to accrued and unpaid interest and the balance shall be applied towards the reduction of the principal amount due under this Note.

3.                Representations and Warranties.  The Company represents and warrants to the Holder that:

(a)	such party is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization;

(b)	such party has authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a material adverse effect;

(c)	such party has all requisite organizational power and authority to execute and deliver and perform all its obligations under this Note;

(d)	such party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a material adverse effect;

(e)	the transactions contemplated hereby is within such party’s organizational powers and have been duly authorized by all necessary corporate or limited liability company action;

(f)	this Note has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

(g)	the transactions to be entered into and contemplated by this Note (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority except for the Company’s disclosure obligations under federal securities laws, (b) will not (i) violate any applicable law or (ii) the organizational documents, bylaws, charter, operating agreement, certificate of formation or certificate of incorporation of such party, (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of indebtedness, and (d) will not result in the creation or imposition of any lien on any asset of such party.

4.             Remedies Upon Default.  In the event that the Company defaults on its payment obligations under this Note, the Holder may proceed to protect and enforce its rights and remedies under this Note by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note and proceed to enforce the payment thereof or any other legal or equitable right of the Holder.

5.             Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Payments received by the Holder hereunder shall be applied first against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

6.             Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

7.             Amendment and Waiver.  This Note, or any provision of this Note, may only be amended or waived if set forth in a writing executed by the Company and Holder.  The waiver by Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

8.             Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the Holder and its permitted successors and assigns.

9.             Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Company or the Holder, except as provided in a writing executed by the Company and Holder.

10.         Further Assurances.  The Holder will execute all documents and take such other actions as the Company may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

11.         Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Company:	VPR BRANDS, LP 3001 Griffin Road Fort Lauderdale, FL 33312

Attention: Kevin Frija Telephone: 954.715.7001 Facsimile: Kevin.Frija@vprbrands.com

With a Copy to (which shall not constitute notice):	LEGAL & COMPLIANCE, LLC 330 Clematis Street, Suite 217 West Palm Beach, Florida 33401 Attention: Laura E. Anthony, Esq.

If to the Holder:	Brikor LLC 20914 0914 Sheridan st Pembroke Pines FL 33332 Attention: Brian Telephone: ______________________ Facsimile: ______________________

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

12.         Governing Law.  Except in the case of the Jurisdiction provisions of Section 13 below, this Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Delaware, and for all purposes all questions concerning the construction, validity and interpretation of this Note and any and all disputes or controversies arising out of the subject matter hereof (whether by contract, tort or otherwise) shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

13.         Jurisdiction.  EACH PARTY HERETO AGREES THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY THE HOLDER PURSUANT TO THIS NOTE SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN BROWARD COUNTY, FLORIDA.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY HERETO IRREVOCABLY AGREES THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVES ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.  EACH PARTY HERETO FURTHER AGREES THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

14.          No Inconsistent Agreements.  No party hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the Holder in this Note.

15.         Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Holder and its permitted successor and assigns, any rights or remedies under or by reason of this Note.

16.         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.         Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

18.         Entire Agreement.  This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

VPR BRANDS, LP
By: Soleil Capital Management LLC, its General Partner

By: /s/ Kevin Frija
Name: Kevin Frija
Title: Manager and Chief Executive Officer

EXHIBIT A

AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS

VPR Brands, LP, a Delaware corporation (the “Company”) issued that certain promissory note to [____________] (the “Holder”) on [________], 2018, in the principal amount of $[________].00 (the “Note”). The Company hereby irrevocably authorizes the Holder to initiate debit and credit entries to its checking account indicated below (the “Account”) and the depository named below (the “Depository”), to debit or credit the same to such Account, for up to $[________].00 per business day until the Note is satisfied in its entirety. The Company hereby represents and certifies that the Account is used for commercial and/or business purposes only.

Depository Name: VPR Brands, LP

Name of Bank: _________________________

Routing/ABA Number: __________________________

Account Number: ______________________________

A copy of a voided check for the Account is attached hereto as Exhibit “B”. This authority is to remain in full force and effect until the Holder confirms in a signed writing that the Note has been satisfied in full, and in a manner as to afford the Depository a reasonable opportunity to act on it.

VPR Brands, LP

By: ____________________

Name: Kevin Frija
Title: Chief Financial Officer

EXHIBIT B

(see attached)